UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On February 28, 2006, the Isle of Capri Casinos, Inc. (the “Company”) announced that Emanuel Crystal, age 80, retired from the Board effective as of February 26, 2007.

(d) Election of Directors.

Effective February 26, 2007, the Board of Directors appointed Lee Wielansky to fill the vacancy created by Mr. Crystal’s retirement. There was no arrangement or understanding between the new director and any other person pursuant to which the director was selected as a director. As of the date of this filing, Mr. Wielansky has not been appointed to any Board committees.

Pursuant to the Company’s compensation policy related to the election of a new director to the Board, Mr. Wielansky was granted options to purchase 10,000 shares of common stock in the Company at a grant price of $28.65 per share (the market price on the date of grant which is calculated as the average of the high and low stock price of the day). Pursuant to the Company’s director compensation policy, Mr. Wielansky will also receive compensation for his services in the form of $50,000 as an Annual Director Fee, $4,000 for each Board meeting he attends in person, $2,000 for each management meeting he attends in person and $1,000 each for other meetings he is required to attend in person.

A copy of the press release related to this announcement, dated February 28, 2007, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release - Lee Wielansky Announcement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: March 2, 2007	By:	/s/ DONN R. MITCHELL, II
	Name:	Donn R. Mitchell, II
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release - Lee Wielansky Announcement